Exhibit 3.3

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF VERAZ NETWORKS, INC.

VERAZ NETWORKS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the Corporation is Veraz Networks, Inc.

SECOND: The original name of this company was Softswitch Enterprises, Inc., and the date of filing the original Certificate of Incorporation of this company with the Secretary of State of the State of Delaware was October 18, 2001. The name of this company was changed to NexVerse Networks, Inc. with the filing of a Certificate of Amendment of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on December 11, 2001. The name of this company was changed to Veraz Networks, Inc. with the filing of an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on December 31, 2002.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Amended and Restated Certificate of Incorporation as follows:

Article I of the Corporation’s Amended and Restated Certificate of Incorporation shall be amended and restated to read in its entirety as follows:

“The name of this company is Dialogic Inc. (the “Company” or the “Corporation”).”

FOURTH: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly adopted and approved in accordance with the provisions of Sections 228 and 242 of the General Corporate Law of the State of Delaware at a special meeting of the stockholders of the Corporation. This Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall be effective as of 5:01 p.m., Eastern Daylight time, on October 1, 2010.

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IN WITNESS WHEREOF, Veraz Networks, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of September 30, 2010.

VERAZ NETWORKS, INC.

By:	/s/ Doug Sabella
Name:	Doug Sabella
Title:	President and CEO

2.